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                                                                     EXHIBIT 5.1

                        CONSENT OF INDEPENDENT AUDITORS


The Sponsor, Trustee and Unit Holders of Equity Focus Trusts - Uncommon Values International Series, 2000:


We consent to the use of our report dated November 13, 2000, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.


/s/ KPMG LLP
KPMG LLP

New York, New York
November 13, 2000